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                                                                   Exhibit 10.11

                              CONSULTING AGREEMENT

      This Consulting Agreement (the "Agreement") is made and entered into this 15th day of March, 2000, by and between H POWER CORP., a Delaware corporation with principal offices located at 1373 Broad Street, Clifton, New Jersey 07013 (the "Company"), and MILLENNIUM CAPITAL RESOURCES, LLC, a Delaware limited liability company with principal offices located at 1 Soundshore Drive, Greenwich, Connecticut 06830 (the "Consultant").

                                   WITNESSETH:

      WHEREAS, the Company wishes to avail itself of the advice and services of the Consultant, and the Consultant is desirous of providing such advice and services to the Company, pursuant to the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

1. Retention:

            (a) The Company hereby retains the Consultant to perform non-exclusive consulting services related to corporate finance, and other matters, and the Consultant hereby accepts such retention and shall undertake reasonable efforts to perform for the Company the duties described herein. In this regard, subject to Section 7 hereof, the Consultant shall devote such time and attention to the business of the Company, as shall be reasonably necessary to carry out its duties hereunder, subject to the direction of the Chief Executive Officer or Board of Directors of the Company.

            (b) In addition to the general financial consulting services set forth in subsection (a) above, at the Company's prior written request, the Consultant agrees to place at the disposal of the Company its judgment and experience and to provide business development services to the Company, including, but not limited to, the following:

                  (i) Assist the Company in developing a strategy for acquiring companies and/or technologies or for entering into strategic alliances in the Company's business sector, defined as encompassing alternative energy, fuel cells and distributed energy (the "Sector");

                  (ii) Assist the Company in identifying specific candidates in the Sector that meet the Company's investment or acquisition profile for the purpose of a purchase or equity investment, strategic partnership or other form of strategic alliance;
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                  (iii) Assist the Company in identifying domestic and
            international marketing and sales opportunities in the Sector that meet the Company's criteria as potential partners or customers for on-site power units (units of 1 to 25 kilowatts) and portable power units (units of 0.05 to 15 kilowatts);

                  (iv) Assist the Company in formulating and implementing a
            financial strategy in the conduct of its business in the Sector; and

                  (v) Assist the Company in expanding its business activities in the Sector, including assistance in sales and marketing of the Company's products.

The Company and Consultant shall mutually agree in advance in writing on (i) the scope of any such business development services (the "Work Program") to be undertaken by the Consultant on behalf of the Company and (ii) the amount, terms and other conditions of the "Success Fee," if any, payable to the Consultant.

2. Term: The parties agree that the Consultant shall perform general financial consulting services for the Company for a period of thirty-six (36) months, commencing October 2, 2000. This Agreement may be terminated at any time by the Company upon the delivery of written notice of termination to the Consultant. Upon any early termination of this Agreement by the Company, the quarterly sums payable to the Consultant pursuant to Section 3(a) shall be accelerated and become due and payable to the Consultant immediately in their entirety. The Consultant may terminate this Agreement at any time by the delivery of written notice of termination to the Company. Upon any early termination of this Agreement by the Consultant, the Company shall have no obligation to make any further quarterly payments to the Consultant pursuant to Section 3(a) for any period subsequent to such date of termination. Any quarterly compensation that has accrued to the Consultant under Section 3(a) and is unpaid at the date of any termination by the Consultant shall be forfeited by the Consultant.

3. Compensation:

            (a) As compensation for its general financial consulting services hereunder, the Consultant shall receive a quarterly retainer of $60,000, payable in arrears on the first business day of each calendar quarter commencing January 2, 2001, so long as it remains a Consultant. Upon the failure by the Company to make payment of any quarterly installment, the Consultant may make written demand for payment. Upon the failure of the Company to make payment within 30 days after receipt of notice of any written demand for payment, the Company's obligations under this Agreement shall be accelerated and the unpaid balance shall thereupon immediately become due and payable in full.

            (b) If, as a result of the Work Program commenced by the Consultant, the Company during the term of this Agreement and for a period of six (6) months thereafter consummates a Transaction with a company and/or technology introduced to the Company by the Consultant, the Company shall pay


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the Consultant the "Success Fee," if any, previously negotiated by the parties as provided for in Section 1(b) above so long as all of terms and conditions of that "Success Fee" have been met to the reasonable satisfaction of the Company. For purposes of this Agreement, a "Transaction" shall mean any transaction or series or combination of transactions, including multi-step transactions, whereby, the Company directly or indirectly, acquires control over, or a material interest in, or enters into a strategic alliance with, any business and/or technology introduced to the Company by the Consultant pursuant to the Work Program. A Transaction shall include: a sale or exchange of capital stock or assets; a lease of assets or intellectual properties, with or without purchase options; a merger or consolidation; a tender or exchange offer; a leveraged buy-out; a joint venture, partnership or other form of strategic alliance; a minority investment; a loan; or any other form of business combination.

4. Expenses: The Company agrees to reimburse the Consultant for any reasonable out-of-pocket expenses (in accordance with normal Company policy) incurred by the Consultant in connection with the services rendered hereunder upon presentment of vouchers for those expenses. Major travel and expense expenditures shall be precleared by the Company and incurred in accordance with normal Company travel and expense policies.

5. Company Property; Confidentiality:

            (a) The Consultant agrees that all data, reports, equipment and other property furnished to Consultant by the Company or produced by Consultant in connection with its consulting services hereunder shall remain the property of the Company.

            (b) The Consultant will not disclose to any other person, firm, entity or corporation, nor use for its own benefit, during or after the term of its engagement, any trade secrets or other information reasonably deemed or designated as confidential by the Company which are acquired by the Consultant in the course of performing its services. (A trade secret is information not generally known to the trade which gives the Company an advantage over its competitors. Trade secrets can include, by way of example, products or services under development, production methods and processes, sources of supply, customer lists, marketing plans, and information concerning the filing or pendency of patent applications.) Any financial advice rendered by the Consultant pursuant to its engagement, may not be disclosed publicly in any manner without the prior written approval of the Company. At the conclusion of its engagement, the Consultant shall return all material deemed confidential, supplied by the Company.

6. Status of Consultant: The Consultant shall be deemed to be an independent contractor, and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Company. The Consultant shall have no authority to bind the Company to any contract or other legal obligation, whether written, oral or implied.

7. Other Activities of Consultant: The Company recognizes that the Consultant now renders and may continue to render financial consulting and other investment banking services to other companies which


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may or may not conduct business and activities similar to those of the Company.
The Company and Consultant shall schedule periodic meetings at the Company's offices in Clifton, New Jersey at intervals to be established to review and consult.

8. Control: Nothing contained herein shall be deemed to require the Company to take any action contrary to its Certificate of Incorporation, as amended, or By-Laws, as amended, or any applicable statute or regulation, or to deprive its Board of Directors of their responsibility for overseeing the business and affairs of the Company.

9. Notice: Any notices hereunder shall be sent to the Company and the Consultant at their respective addresses as set forth above. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.

10. Governing Law: This Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof without regard to conflicts of laws.

11. Arbitration of Disputes: Any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by arbitration in the City of New York in accordance with the then existing expedited rules of the American Arbitration Association (three arbitrators), and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The parties shall split equally the costs of arbitration unless the arbitrators order otherwise, or unless the parties agree to allocate the costs differently. The parties agree that the award of the arbitrators shall be final and binding.

12. Entire Agreement: This Agreement contains the entire agreement between the parties and may not be altered or modified, except by means of a writing signed by each of the parties hereto. Any and all previous or contemporaneous agreements, understandings, representations and statements, oral or written, between the parties relating to consulting and/or advisory services are hereby superceded and shall be of no further force or effect.

13. Binding Effect: Assignment: This Agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors, and assigns. Notwithstanding the foregoing, the Consultant may not assign this Agreement and may not assign or subcontract the performance of its services hereunder.

14. Counterparts: This Agreement may be executed in counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same agreement. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.


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15. Severability: If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such provision shall not effect any other provision of this Agreement, and this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.

16. Limitation of Liability: In the event the Consultant fails to perform, is unable to perform or is prevented from performing its duties under this Agreement, the Consultant's entire liability shall not exceed the amount of compensation the Consultant has received from the Company.

17. Drafting: Each party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

H POWER CORP.

By: /s/ H. Frank Gibbard
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    H. Frank Gibbard
    Chief Executive Officer


MILLENNIUM CAPITAL RESOURCES, LLC

By: /s/ R. Michael Fromer
    -----------------------------
    R. Michael Fromer
    Managing Director